Exhibit 10.29.1
[XenoPort Letterhead]
May 4, 2007
Mr. Simon Bicknell
Company Secretary
Glaxo Group Limited
Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex, UB6 0NN
UNITED KINGDOM

Re:	First Amendment to Development and Commercialization Agreement between XenoPort, Inc. (“XenoPort”) and Glaxo Group Limited (“GSK”) dated February 7, 2007 (“Agreement”)
Dear Mr. Bicknell:
This letter (the “First Amendment”) is to confirm the agreement between XenoPort and GSK with respect to an amendment to the Agreement as set out in Paragraphs 1 and 2 below. All capitalized terms not otherwise defined in this First Amendment shall have the respective meanings given to such terms in the Agreement.
     1. XenoPort and GSK acknowledge and agree that by email dated February 26, 2007 from Michael Verne of the Pre-merger Office of the Federal Trade Commission to Kerri Chase of Cleary Gottlieb Steen & Hamilton LLP, the Federal Trade Commission confirmed that the license granted to GSK by XenoPort under the Agreement is not exclusive under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), and thus, the requirements of the HSR Act are not applicable to the activities of the Parties contemplated in the Agreement. Accordingly:
          (a) no pre-merger notification and report forms will be filed by either Party with the Federal Trade Commission or the Department of Justice;
          (b) the obligations of XenoPort and GSK under Sections 19.2 and 19.3 of the Agreement shall be deemed to have been fulfilled;
          (c) the HSR Conditions specified in Section 19.1 of the Agreement shall been deemed to have been satisfied; and
          (d) the provisions of Articles 2 through 7 shall take effect and the collaboration shall commence as of March 2, 2007.
     2. XenoPort and GSK agree that the Agreement shall be amended as follows:
          (a) The words “the HSR Clearance Date” in Section 3.1(a) of the Agreement shall be deleted and replaced with the following words: “March 2, 2007 (the “Closing Date”)”; and

          (b) All references to “the HSR Clearance Date” in Sections 3.2(a), 3.7, 4.1(a), 4.6(a), 4.8(a), 4.12(a), 4.12(b), 6.1, 10.1, 10.2 and 13.2 of the Agreement shall be replaced with the words “the Closing Date” in each such Section.
     Except as specifically provided in this First Amendment, no provision of the Agreement shall be modified or amended hereby and all provisions of the Agreement shall remain in full force and effect. The Agreement, as specifically modified and amended by this First Amendment, is hereby confirmed and approved. This First Amendment and all questions regarding its validity or interpretation shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to conflict of law principles.
     Please confirm GSK’s acceptance of, and agreement with, the this First Amendment by signing, or having an authorized representative of GSK sign, two (2) copies of this First Amendment and return one (1) original copy and one (1) photocopy of the First Amendment to:

Originally executed copy to:	And a copy to:

XenoPort, Inc.	Wilson, Sonsini, Goodrich & Rosati
3410 Central Expressway	650 Page Mill Road
Santa Clara, CA 95051	Palo Alto, CA 94304
Facsimile: (408) 616-7211	Facsimile: (650) 493-6811
Attention: Secretary	Attention: Kenneth A. Clark

Yours sincerely,

/s/ William J. Rieflin William J. Rieflin
President
ACKNOWLEDGED AND AGREED BY GLAXO GROUP LIMITED:

/s/ Victoria Whyte

Name:	Victoria Whyte

Title:	Assistant Secretary

Date:	May 8, 2007

cc:	Adrian Rawcliffe
Senior Vice President, Worldwide Business Development, GlaxoSmithKline

cc:	Carol Ashe
Vice President and Associate General Counsel, Business Development Transactions,
GlaxoSmithKline